                                                                   EXHIBIT 10.10


                            EMPLOYMENT AGREEMENT AND
                             RESTRICTED STOCK GRANT

      THIS EMPLOYMENT AGREEMENT AND RESTRICTED STOCK GRANT (the "Agreement" or the "Employment Agreement") is by and among Neenah Foundry Company, a Wisconsin corporation ("Employer"), ACP Holding Company, a Delaware corporation ("ACP"), and William M. Barrett ("Executive").

                                   WITNESSETH:
                                   -----------

      WHEREAS, Executive possesses knowledge and skills that will contribute to the successful operation of Employer's business;

      WHEREAS, Executive is currently employed by Employer without an employment agreement; and

      WHEREAS, the Employer desires to enter into this Employment Agreement with Executive, and Executive is willing to enter into this Employment Agreement with Employer, upon the terms and subject to the conditions set forth herein.

      NOW, THEREFORE, intending to be legally bound, Employer agrees to employ Executive, and Executive hereby agrees to be employed by Employer, upon the following terms and conditions:

                                   ARTICLE I
                                   EMPLOYMENT

      1.01 Position. Employer hereby agrees to employ Executive as Employer's President and Chief Executive Officer, and Executive hereby agrees to such employment and will devote such Executive's full business time and attention to the business and affairs of the Company Group and the performance of Executive's duties in such capacity and such other duties as may be assigned to Executive from time to time by and under the supervision and direction of the board of directors of Employer (the "Board"), or its designated representative. So long as Executive continues to be employed by Employer in the foregoing capacity, he shall also serve as a member of the boards of directors of ACP and each of its subsidiaries and any committee thereof to which Executive is appointed.

      1.02 Term. Executive's employment hereunder will commence as of the Effective Date. The period from the Effective Date until the date Executive is no longer employed by Employer is referred to herein as the "Employment Period."

      1.03 Compensation. During the Employment Period, Executive will receive a minimum base salary of $350,000 per year (as adjusted from time to time, the "Base Salary"). The Base Salary shall be paid by Employer in regular installments in accordance with Employer's general payroll practices (as in effect from time to time) and shall be subject to customary withholding. The Base Salary may be increased (but not decreased) at any time and from time to time by action of the Board or any committee thereof having authority to take such action. In addition to the Base Salary, Executive shall be entitled to receive an annual bonus determined in accordance with the Annual Incentive Plan (as defined below).

      1.04 Executive Benefits. During the Employment Period, the coverages and benefits provided to Executive pursuant to employee benefit plans, policies, programs or arrangements maintained by Employer or any other member of the Company Group shall be, in the aggregate, no less favorable than those provided to Executive immediately prior to the Effective Date. Employer and each other member of the Company Group shall give Executive full credit for such Executive's service with the Company Group for purposes of eligibility and benefit accrual (except to the extent that benefits would be duplicated) and determination of the level of benefits under any employee benefit plans, policies, programs or arrangements maintained by Employer or any member of the Company Group to the same extent recognized by the Company Group immediately prior to the Effective Date.

      1.05 Reimbursement. Employer shall reimburse Executive for all reasonable expenses incurred by Executive in the course of performing Executive's duties under this Agreement that are consistent with the policies of Employer in effect from time to time with respect to travel, entertainment and other business expenses, subject to the requirements of Employer with respect to reporting and documentation of such expenses.

      1.06 Severance Plan. If the Employment Period is terminated, Executive shall receive the severance payments and benefits to which Executive is entitled pursuant to the Severance Plan (as defined below). Executive represents and certifies that Executive has carefully reviewed this Agreement and the Company's 2003 Severance and Change of Control Plan (the "Severance Plan"), a copy of which is attached as Exhibit A hereto and is entering into this Agreement in reliance upon the terms thereof. For purposes of Section 4(a) of the Severance Plan, "Payout Period" will be 2.70 and "Severance Multiple" will be 2.70, and for purposes of Section 4(b) of the Severance Plan, "Change of Control Multiple" will be 3.38.

      1.07 Annual Incentive Plan. Executive represents and certifies that Executive has carefully reviewed the Company's 2003 Management Annual Incentive Plan (the "Annual Incentive Plan"), a copy of which is attached as Exhibit B hereto and is entering into this Agreement in reliance upon the benefits provided thereunder. For purposes of the Annual Incentive Plan, the "Target Bonus Percentage" (as defined in the Annual Incentive Plan) will be 35%.

      1.08 Equity Incentive Plan. Executive represents and certifies that Executive has carefully reviewed the Company's 2003 Management Equity Incentive Plan (the "Equity Incentive Plan"), a copy of which is attached as Exhibit C hereto and is entering into this Agreement in reliance upon the terms thereof.

                                   ARTICLE II
                          ISSUANCE OF RESTRICTED STOCK

      2.01 Grant of Executive Shares. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and the Equity Incentive Plan, ACP hereby grants and issues to Executive 1,250,000 shares of Common Stock. The shares of Common Stock being granted and issued to Executive pursuant to this Section 2.01 (the "Executive Shares") shall be subject to vesting as set forth in Section 2.02 below. In addition to the Executive Shares, Executive shall be entitled to participate in and receive grants under the Equity Incentive Plan.

      2.02  Vesting.

            (a) The Vested Executive Shares shall be fully vested as of the date hereof and are not subject to the terms of this Section 2.02. Except as otherwise provided in Section 2.02(b), one-third of the Vesting Executive Shares shall become vested on a cumulative basis on each anniversary of the Effective Date, if as of such date, Executive is still employed by the Company Group. Vesting Executive Shares that have not vested are referred to herein as "Unvested Shares."

            (b) If Executive's employment is terminated by Employer (or any successor thereto) in connection with a Significant Transaction, or if Executive resigns for Good Reason, in each case, within the six-month period after the date on which a Significant Transaction is consummated or a resignation for Good Reason occurs, all Unvested Shares shall automatically vest upon such termination.

            (c) On the day of Executive's grant of the Executive Shares hereunder, Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Exhibit D attached hereto.

            (d) Executive shall not Transfer any Unvested Shares except (i) pursuant to applicable laws of descent and distribution or (ii) among Executive's Family Group; provided, that in each case such restrictions shall continue to be applicable to the Executive Shares after any such Transfer, and the transferees of such Executive Shares shall have agreed in writing to be bound by the provisions of this Agreement.

      2.03 Acknowledgement of Securities Laws. Executive hereby acknowledges and agrees that the Executive Shares have not been registered pursuant to the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement or an exemption from registration thereunder.

      2.04 Repurchase Option. In the event that Executive is no longer employed by Employer for any reason (a "Termination"), the Unvested Shares granted and issued hereunder to Executive, whether held by Executive or one or more transferees, will be subject to repurchase by ACP (solely at its option), in whole or in part, by delivery of a Repurchase Notice within the time periods set forth in Section 2.04(c), pursuant to the terms and conditions set forth in this
Section 2.04 (the "Repurchase Option").

            (a) Termination Other than for Cause. If the Termination is (x) for any reason other than for Cause or (y) due to Executive's resignation for Good Reason, then on or after such Termination ACP may elect to purchase all or any portion of the Unvested Shares issued to Executive at a price per share equal to the Fair Value thereof (i) as determined on the Termination Date, if the Repurchase Closing is to be consummated within three months of the Termination Date or (ii) as determined on a date determined by the board of directors of ACP within 30 days prior to the delivery of the Repurchase Notice, if the Repurchase Closing is consummated after the third month following the Termination Date.

            (b) Termination for Cause or Good Reason. If the Termination is for Cause or due to Executive's resignation other than for Good Reason, then on or after the Termination Date, ACP may elect to cause Executive to surrender (and forfeit) all or any portion of the Unvested Shares to ACP without payment therefor.

            (c) Repurchase Procedures. Pursuant to the Repurchase Option, ACP may elect to exercise the right to purchase all or any portion of the Unvested Shares by delivering written notice (the "Repurchase Notice") to Executive no later than 90 days after the end of the Employment Period; provided, that such 90-day period may be tolled in accordance with Section 2.04(e) below. The Repurchase Notice will set forth the number of Unvested Shares to be acquired from such holder(s), the aggregate consideration (if any) to be paid for such Unvested Shares and the time and place for the closing of the transaction (the "Repurchase Closing"). In the event that ACP elects to purchase a portion of such Unvested Shares pursuant to the terms of this Section 2.04, if any Unvested Shares are held by transferees of Executive, ACP shall first, purchase the shares elected to be purchased from Executive to the extent of the Unvested Shares then held by Executive and second, purchase any remaining shares elected to be purchased from such other holder(s) of Unvested Shares pro rata according to the number of Unvested Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share) and the number of shares of each class of Unvested Shares to be purchased will be allocated among such other holders pro rata according to the total number of Unvested Shares to be purchased from such holders.

            (d)   Closing. The closing of the transactions contemplated by this
Section 2.04 will take place on the date designated by ACP in the Repurchase Notice which date will not be more than 60 days after the delivery of such notice. ACP will pay for the Unvested Shares (to the extent such payment is required hereunder) to be purchased pursuant to the Repurchase Option by delivery of a certified check payable to the holder(s) of such Executive Shares or a wire transfer of immediate available funds.

            (e) Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Unvested Shares by ACP shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the applicable debt and equity financing agreements of the Company Group. If any such restrictions prohibit the repurchase of Executive Shares hereunder that ACP is otherwise entitled or required to make hereunder, ACP may repurchase such Executive Shares as soon as it is permitted to do so under the Delaware General Corporation Law or such applicable agreement restrictions.

      2.05 Excise Payments. If Executive is Terminated other than for Cause or resigns for Good Reason, in each case, in connection with a Significant Event, any payment to such Executive shall be increased to provide for the payment of an additional amount (the "Gross-Up Amount") such that the net amount retained by the Executive, after payment of (a) any excise taxes due on the payment under
Section 4999 of the Code or any corresponding or applicable state law provision ("Excise Taxes") and (b) any federal, state or local income tax and any Excise

Taxes due in respect of the Gross-Up Amount, shall equal that payment. Any Gross-Up Amount paid under this Agreement shall be in addition to, but not in duplication of, any Gross-Up Amount as defined in and paid under the Severance Agreement.

                                  ARTICLE III
                           CONFIDENTIALITY PROVISIONS

      3.01 Confidential Information. Executive acknowledges that the information and data obtained by Executive during his relationship with Employer concerning the business or affairs of Employer ("Confidential Information") are the property of Employer. Therefore, Executive agrees that, except as required by law or court order, Executive shall not disclose to any unauthorized person or use for Executive's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to Employer upon Executive's resignation as an employee of Employer or removal from such position, or at any other time Employer may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information and the business of the Company Group that Executive may then possess or have under Executive's control.

                                   ARTICLE IV
                           COVENANTS OF THE EXECUTIVE

      4.01 Duties. Executive agrees to be a loyal employee of the Employer. Executive agrees to devote his best efforts full-time to the performance of his duties for Employer, and to give proper time and attention to furthering Employer's business.

      4.02 Covenant Against Competition. Executive acknowledges that (i) the principal business of the Company Group is the manufacture, distribution and sale of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets (collectively, the "Company Business"); (ii) the Company Business is national in scope; (iii) Executive's work for Employer and the Company Group has given and will continue to give him access to the confidential affairs and proprietary information of the Company Group (collectively, "Confidential Company Information"); (iv) the continued success of the Company Group depends in large part on keeping this information from becoming known to its competitors; and (v) each of ACP and Employer would not have entered into this Agreement but for the covenants and agreements set forth in this Article IV. Accordingly, Executive covenants and agrees that:

            (a) During the period commencing on the date hereof and ending on the third-year anniversary following the Employment Period (the "Restricted Period"), Executive shall not in the United States of America, directly or indirectly, own, operate, manage, control, participate in, consult with, advise, or otherwise engage (including by himself, in association with any Person, or through any Person) (i) in the Company Business or in any business that provides any related services; (ii) in any business that otherwise competes with Employer or any other member of the Company Group as such businesses exist or are in process on the date of the termination of the Employment Period; or (iii) become interested in any such Person (other than Employer) as a partner, shareholder, principal, agent, consultant or in any other relationship or capacity; provided, that Executive may own, directly or indirectly, solely as an investment, securities of any such Person that are traded on any national securities exchange or NASDAQ if Executive (A) is not a controlling person of, or a member of a group that controls, such Person, (B) does not, directly or indirectly, own five percent (5%) or more of any class of securities of such Person and (C) has no active participation in the business of such Person.

            (b) During and after the Restricted Period, Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of Employer and any other member of the Company Group, all Confidential Company Information including, without limitation, information with respect to (i) prospective facilities, (ii) sales figures, (iii) profit or loss figures, and
(iv) customers, clients, suppliers, sources of supply and customer lists and shall not disclose such Confidential Company Information to anyone outside of the Company Group except with the express written consent of the Board and except for Confidential Company Information that is at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive. Executive shall deliver to Employer at the termination of the Employment Period, or at any other time Employer may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Company Information, Work Product (as defined below) or the business of Employer or any other member of the Company Group that he may then possess or have under his control.

            (c) During the Restricted Period, Executive shall not, without the prior written consent of the Board, directly or indirectly, (i) induce or attempt to induce any employee of Employer or any other member of the Company Group to leave the employ of Employer or such member of the Company Group, or in any way interfere with the relationship between Employer or any other member of the Company Group and any employee thereof, or (ii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of Employer or any other member of the Company Group to cease doing business with Employer or any member of the Company Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Employer or any other member of the Company Group (including, without limitation, making any disparaging statements or communications about Employer or any other member of the Company Group).

            (d) All inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, characters, props, molds and all similar or related information (whether or not patentable) that relate to Employer's or any other member of the Company Group actual or anticipated business, research and development or existing or future products or services and that are conceived, developed or made by Executive while an employee of, or a consultant to, Employer or any other member of the Company Group (collectively, "Work Product") belong to Employer or any other member of the Company Group. Executive shall promptly disclose such Work Product to the Board and perform all actions requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

Executive acknowledges and agrees that upon termination of the Employment Period, or at the request of the Board from time to time, Executive shall deliver all Work Product in his possession to Employer.

                                    ARTICLE V
                               CERTAIN DEFINITIONS

      "ACP" has the meaning given to such term in the introductory paragraph hereof.

      "Affiliate" means, in respect of any Person, any other Person who, directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") when used in respect of any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise.

      "Annual Incentive Plan" has the meaning given to such term in Section 1.07 hereof.

      "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C.Section 101, et seq., as amended from time to time.

      "Base Salary" has the meaning given to such term in Section 1.03 hereof.

      "Board" has the meaning given to such term in Section 1.01 hereof.

      "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Wisconsin or is a day on which the banking institutions located in Wisconsin are closed.

      "Cause" means, with respect to Executive, the occurrence of one or more of the following events: (i) such Executive's willful breach of, or gross negligence or malfeasance in the performance of, Executive's duties under this Agreement; (ii) any material insubordination by Executive with respect to carrying out the reasonable instructions of the Board; (iii) the conviction for, or the entering of a guilty plea or plea of nolo contendere with respect to, a felony, the equivalent thereof or other crime with respect to which imprisonment of more than one year is a possible punishment or that is expected to result in Significant Injury; (iv) Executive's breach of a fiduciary obligation to or improper disclosure of a confidence of the Company Group or breach of any other confidentiality or non-competition obligation set forth herein; (v) any act of moral turpitude or willful misconduct by Executive that (1) is intended to result in personal enrichment of Executive or any related person at the expense of the Company Group or (2) is reasonably expected to result in Significant Injury.

      "Change of Control" means, from and after the Effective Date, any transaction or series of related transactions is consummated, the result of which is that: (i) any Person or group (within the meaning of Rule 13d-5 of the Exchange Act), other than the Permitted Holders, shall own directly or indirectly, beneficially or of record, greater than 50% of the equity securities of any member of the Company Group on a fully diluted basis; (ii) a Permitted Holder shall own directly or indirectly, beneficially or of record, 66-2/3% or more of the equity securities of any member of the Company Group on a fully diluted basis; or (iii) after the first fully distributed public offering of voting stock of any member of the Company Group (1) any Person or group (within the meaning of Rule 13d-5 of the Exchange Act), other than the Permitted Holders, shall own directly or indirectly, beneficially or of record, a percentage of the issued and outstanding voting stock of any member of the Company Group on a fully diluted basis, having ordinary voting power in excess of the percentage then owned, directly or indirectly, beneficially and of record, on a fully diluted basis, by the Permitted Holders, or (2) a majority of the seats on the boards of directors of ACP or the Company (except in the case of any vacancy for 30 days or less resulting from the death or resignation of any director) shall at any time be occupied by persons who were neither (A) nominated by the Permitted Holders nor
(B) appointed by directors so nominated, in each case, whether as the result of the purchase, issuance or sale of securities of any member of the Company Group or any merger, consolidation, liquidation, dissolution, recapitalization or similar transaction involving any member of the Company Group.

      "Change of Control Multiple" has the meaning given to such term in Section
1.06 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

      "Common Stock" means ACP's Common Stock, par value $0.01 per share, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization.

      "Company" means Neenah Foundry Company, and (except to the extent the context requires otherwise) any "subsidiary corporation" of Neenah Foundry Company, as such term is defined in Section 424(f) of the Code.

      "Company Business" has the meaning given to such term in Section 4.02 hereof.

      "Company Group" means ACP, the Company and their respective Subsidiaries.

      "Confidential Company Information" has the meaning given to such term in
Section 4.02 hereof.

      "Confidential Information" has the meaning given to such term in Section
3.01 hereof.

      "Effective Date" means the effective date of the Plan of Reorganization.

      "Employer" has the meaning given to such term in the introductory paragraph hereof.

      "Employment Period" has the meaning given to such term in Section 1.02 hereof.

      "Equity Incentive Plan" has the meaning given to such term in Section 1.08 hereof.

      "Exchange Act" means the Securities Act of 1934, as amended, or any similar federal law then in force.

      "Excise Taxes" has the meaning given to such term in Section 2.05 hereof.

      "Executive" has the meaning given to such term in the introductory paragraph hereof.

      "Executive Shares" has the meaning given to such term in Section 2.01 hereof.

      "Fair Value" means (i) with respect to Common Stock, if such security is listed on one or more stock exchanges or quoted on the National Market System or Small Cap Market of NASDAQ (in either case, the "NASDAQ Market"), the average of the closing or last reported sales prices of a share of Common Stock, on the primary national or regional stock exchange on which such security is listed or on the NASDAQ Market if quoted thereon or (ii) if the Common Stock is not so listed or quoted but is traded in the over-the-counter market (other than the NASDAQ Market), the average of the closing bid and asked prices of a share of such Common Stock quoted for the 30 Business Days (or such lesser number of Business Days as such Common Stock shall have been so listed, quoted or traded) next preceding the date of measurement; provided, however, that if no such sales price or bid and asked prices have been quoted during the preceding 30-day period or there is otherwise no established trading market for such security, then "Fair Value" means the value of such Common Stock as determined reasonably and in good faith by the board of directors of ACP.

      "Family Group" means Executive, Executive's spouse and descendants (whether natural or adopted), any trust solely for the benefit of Executive and/or Executive's spouse and/or descendants, and any family partnership, limited liability company, or other entity that is a flow-through entity for U.S. federal income tax purposes owned solely by Executive and/or Executive's spouse and/or descendants and/or any such trust.

      "Good Reason" means termination by way of a material change in position, authority, duties, responsibilities or status that results in or reflects (i) a material diminution of scope or importance, reduction in base pay or annual bonus target, material reduction in the aggregate level of benefits, (ii) unreasonable relocation of primary employment to a location more than fifty (50) miles from current work location or (iii) the failure of the Company to nominate Mr. Barrett to the boards of directors of ACP and each of its Subsidiaries. For avoidance of doubt, a reduction in base pay or annual bonus target and the relocation of primary employment to a location more than fifty (50) miles from current work location, in each case, shall constitute a material change in position, authority, duties, responsibilities or status.

      "Gross-Up Amount" has the meaning given to such term in Section 2.05 hereof.

      "Payout Period" has the meaning given to such term in Section 1.06 hereof.

      "Permitted Holders" means each of MacKay Shields LLC, Citicorp Mezzanine III, L.P., Metropolitan Life Insurance Company, Exis Differential Holdings, Ltd. and Trust Company of the West, together with the Affiliates of each of such Persons.

      "Person" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

      "Plan of Reorganization" means the Joint Prepackaged Plan of Reorganization of ACP, NFC Castings, Inc., the Company and certain of its Subsidiaries under Chapter 11 of the Bankruptcy Code, dated July 1, 2003, including the Plan Supplement and other supplements, appendices and schedules to the Plan, in each case, as amended or supplemented on or before the Effective Date.

      "Repurchase Closing" has the meaning given to such term in Section 2.04(c) hereof.

      "Repurchase Notice" has the meaning given to such term in Section 2.04(c) hereof.

      "Repurchase Option" has the meaning given to such term in Section 2.04 hereof.

      "Restricted Period" has the meaning given to such term in Section 4.02(a) hereof.

      "Sale of the Company" shall have the meaning given to such term in the Stockholders Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

      "Severance Multiple" has the meaning given to such term in Section 1.06 hereof.

      "Severance Plan" has the meaning given to such term in Section 1.06 hereof.

      "Significant Injury" means significant economic or reputational injury to the Company Group (such determination to be made by the Board in its reasonable judgment).

      "Significant Transaction" means a Change of Control or Triggering Event.

      "Stockholders Agreement" means that certain Stockholder Agreement, dated on or about the date hereof, among ACP, the Management Stockholders (as defined therein), MacKay Shields LLC, Citigroup Mezzanine III, L.P., Trust Company of the West, and certain other holders of shares of Common Stock and New Warrants (as defined therein) of the Company party thereto.

      "Subsidiary" of any Person means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by such Person.

      "Tag-Along Transaction" shall have the meaning given to such term in the Stockholders Agreement.

      "Target Bonus Percentage" has the meaning given to such term in Section
1.07 hereof.

      "Termination" has the meaning given to such term in Section 2.04 hereof.

      "Termination Date" means the date on which Executive's employment with Employer ceases.

      "Transfer" means to sell, transfer, assign, pledge, hypothecate or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest.

      "Triggering Event" means a Sale of the Company or a Tag-Along Transaction.

      "Unvested Shares" has the meaning given to such term in Section 2.02(a) hereof.

      "Vested Executive Shares" means 312,500 Executive Shares.

      "Vested Shares" means Vested Executive Shares and any Vesting Executive Shares that have become vested pursuant to Section 2.02 hereof.

      "Vesting Executive Shares" means 937,500 Executive Shares.

      "Work Product" has the meaning given to such term in Section 4.02(d) hereof.

                                   ARTICLE VI
                               GENERAL PROVISIONS

      6.01 Severability. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the restrictive covenants in
Article IV, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

      6.02 Authorization to Modify Restrictions. The provisions of this Agreement will be enforceable to the fullest extent permissible under applicable law, and the unenforceability (or modification to conform to law) of any provision will not render unenforceable, or impair, the remainder of this Agreement. If any provision is found invalid or unenforceable, in whole or in part, this Agreement will be considered amended to delete or modify, as necessary, the offending provision or provisions and to alter its bounds to render it valid and enforceable.

      6.03 No Waiver. The failure of either Employer or Executive to insist upon the performance of any term in this Agreement, or the waiver of any breach of any such term, shall not waive any such term or any other term of this Agreement. Instead, this Agreement shall remain in full force and effect as if no such forbearance or waiver had occurred.

      6.04 Entire Agreement. This Agreement, the Severance Plan, the Annual Incentive Plan and the Equity Incentive Plan represent the entire agreement of the parties with respect to Executive's employment with Employer and may be amended only by a writing signed by each of them, except as set forth in the Severance Plan, the Annual Incentive Plan and Equity Incentive Plan.

      6.05 Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of Wisconsin without regard to conflicts of laws principles.

      6.06 Recovery of Expenses. Employer agrees to pay the reasonable and documented fees and expenses of one attorney to represent Executive along with the other eight executives executing the employment agreements on the Effective Date under the Plan. Such expenses may accrue prior to, but shall be paid only after, the Effective Date of the Plan.

      6.07 Assignment. This Agreement, and Executive's rights and obligations hereunder, may not be assigned by Executive and any purported assignment by Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of Employer's assets or business, whether by sale, merger, consolidation, recapitalization, reorganization or otherwise, Employer may assign this Agreement and its rights hereunder without Executive's consent.

      6.08 Counterparts; Section Headings. This Agreement may be executed in any number of counterparts. Each will be considered an original, but all will constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only and will not affect the construction or interpretation of any of its provisions.

      6.09 Notice. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications shall be sent to the address indicated below:

            To Executive:

                  William M. Barrett
                  998 Prairie View
                  Neenah, Wisconsin 54956

            with a copy to (which shall not constitute notice):

                  Quarles & Brady LLP
                  411 East Wisconsin Avenue, Suite 2040
                  Milwaukee, Wisconsin 53202-4497
                  Fax:  (414) 271-3552
                  Attention:  David P. Olson

            To Employer:

                  Neenah Foundry Company
                  2121 Brooks Street
                  Neenah, Wisconsin 54957
                  Fax: (920) 729-3633
                  Attention:  William M. Barrett
            with a copy to (which shall not constitute notice):

                  Kirkland & Ellis LLP
                  Citigroup Center
                  153 East 53rd Street
                  New York, NY 10022-4611
                  Fax: (212) 446-4900
                  Attention:  Geoffrey Levin

                                     * * * *

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed this 8th day of October, 2003.




                                           /s/ William Barrett
                                        ----------------------------------------
                                        William M. Barrett

                                        NEENAH FOUNDRY COMPANY
                                        By:  /s/ Gary LaChey
                                            ------------------------------------
                                            Name:  Gary LaChey
                                            Title: VP-Finance, Treasurer,
                                                   Secty. & CEO


                                        ACP HOLDING COMPANY
                                        By: /s/ Gary LaChey
                                            ------------------------------------
                                            Name:  Gary LaChey
                                            Title: VP-Finance, Treasurer,
                                                   Secty. & CEO

                                    EXHIBIT A
                                 SEVERANCE PLAN

                                    EXHIBIT B
                              ANNUAL INCENTIVE PLAN

                                    EXHIBIT C
                              EQUITY INCENTIVE PLAN

                                    EXHIBIT D
                                 83(B) ELECTION